UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2018

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2018, Liberty Global plc (the “Company”) announced the following management change. A copy of the press release announcing this change is attached hereto as Exhibit 99.1.

Enrique Rodriguez (the “Executive”) will join the Company as Executive Vice President & Chief Technology Officer and will lead the Company’s Technology & Innovation team of more than 7,500 employees, with an annual operating and capital budget of more than $5 billion. The T&I team is responsible for IT, supply chain, product development and delivery and network platforms across the Company’s operating entities. The Executive, age 55, has served as President and Chief Executive Officer and a member of the Board of Directors of Tivo Corp, a media and entertainment technology company, since November 2017. Prior to that time, he served as Executive Vice President and Chief Technology Officer of AT&T Entertainment Group of AT&T Inc., a telecommunications company, from August 2015 to November 2017, and as Executive Vice President, Operations and Products for Sirius XM Radio, a broadcasting company, from January 2013 to July 2015 and as Group Vice President of Sirius XM Radio from October 2012 to January 2013.

Summary of Agreement

On June 28, 2018, the Compensation Committee of the Company’s Board of Directors approved an employment agreement with the Executive in connection with his appointment. The Agreement provides for an indefinite term, starting in late July and continuing until the Company provides at least 30 days, or the Executive provides at least 90 days, prior written notice to the other party of their respective intention to terminate his employment with the Company. The Executive’s base salary will be $1.0 million per year, subject to annual increase at the discretion of the Compensation Committee. The Executive had various incentive arrangements at his prior employer that he is foregoing by accepting his appointment with the Company. To compensate for such loss compensation, the Company has provided the Executive a sign-on bonus consisting of (a) $1.5 million cash payable on the first payroll date of the Company after his start date and (b) an award of restricted share units valued at $2.5 million as of his start date for the Company’s Class A ordinary shares and Class C ordinary shares at a 1:2 ratio (the “RSU Award”). The RSU Award will vest one year after grant. In the event the Executive’s former employer forgives all or a portion of the incentive arrangements, the Executive will notify the Company and the RSU Award will be adjusted downward up to a maximum of $2.4 million. In addition, if within one year of joining the Company, the Executive terminates his employment with the Company for any reason or is terminated by the Company for cause, the Executive shall reimburse the Company for the full amount of the cash portion of the sign-on bonus and the unvested RSU Award will be forfeited.

The Executive will be eligible to earn an annual bonus each year. The target annual bonus for 2018 will be $2.5 million prorated for the amount of the year the Executive is employed by the Company. Thereafter, the annual bonus will be reviewed annually and may be adjusted by the Compensation Committee. There is no guaranteed bonus amount. The actual amount paid to the Executive will depend on the achievement of qualitative and quantitative performance objectives, which will be determined each year by the Compensation Committee.

During the term of the Agreement, the Executive will participate in the Company’s equity compensation programs on the same basis as other executives of the Company. Pursuant to these programs, the Executive will be entitled to receive grants of annual equity awards (the “Annual Equity Awards”). The Annual Equity Awards granted to the Executive may be in the form of performance share units, share appreciation rights or other forms of equity as determined by the Compensation Committee, with the terms and conditions substantially the same as those for other executive officers of the Company. The target value of these Annual Equity Awards will be $5.0 million for 2018 and thereafter the Compensation Committee may determine the actual target value of Annual Equity Awards in its sole discretion.

In addition to participating in U.S. employee benefit plans and arrangements sponsored by the Company for the benefit of its executive group, the Company agreed to pay up to $20,000 in reasonable legal fees and expenses incurred by the Executive in connection with the negotiation and execution of his employment agreement.

If the Executive’s employment is terminated as a result of the Company without cause, good reason (as defined in the Agreement), or his death or disability (as defined in the Agreement), the Executive or his heirs, as applicable, will be entitled to receive: (i) the Executive’s accrued but unpaid base salary and unused vacation pay through the date of termination; (ii) any accrued vested benefits under the Company’s employee welfare and tax-qualified retirement plans in accordance with the terms of those plans; and (iii) reimbursement of business expenses (collectively “Accrued Benefits”). In addition, the Company will pay the Executive (a) an amount equal to the prorated portion of any annual bonus the Executive would have received for the calendar year of his termination, provided the Executive was employed for at least nine months of such year (such nine month provision does not, however, apply in the case of death); (b) a severance equal to one times his annual base salary in substantially equal payments over the 12-month period commencing on the 60th day following the date of termination in accordance with the Company’s normal payroll practices during such period; provided, however, such severance amount shall be reduced by the amount of disability benefits the Executive receives pursuant to any employee benefit plans maintained by the Company at the time of disability; and (c) except in the case of death, the Executive and his family will continue to receive coverage under the Company’s health benefits with premiums paid or reimbursed by the Company for a period of up to one year.

If the Executive is terminated for cause (as defined in the Agreement) or resigns (other than for good reason), the Executive will be entitled to receive Accrued Benefits and will not be entitled to any other amounts under the Agreement.

Pursuant to the Agreement, the Executive is subject to customary restrictive covenants, including those relating to non-solicitation, noninterference, non-competition and confidentiality, during the term of the Agreement and, depending on the circumstances of termination, for a period of up to one year thereafter.

The Executive has no rights to a gross-up for any taxes associated with a parachute payment.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.     Exhibit Name

99.1         Press release dated July 5, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/MICHELLE L. KEIST
Michelle L. Keist
Vice President

Date: July 5, 2018